SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 3, 1997
                       Developed Technology Resource, Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      Minnesota                     0-21394                  41-1713474
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   STATE OR OTHER         (COMMISSION FILE NUMBER)    (IRS EMPLOYER I.D. NO.)
   JURISDICTION OF
   INCORPORATION


         12800 Whitewater Drive, Suite 170                       55343
                  Minnetonka, MN
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         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       Registrant's telephone number, including area code: (612) 938-7080



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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 3, 1997, Developed Technology Resource, Inc. entered into a joint venture with API Dairy Partners, L.P. and Agribusiness Partners International L.P. for the purpose of investing in agribusiness in the former Soviet Union and in furtherance of this purpose. The joint venture arrangement is more fully described in the news release issued by the Company on March 3, 1997.

         As a capital contribution to the joint venture, the Company has contributed to FoodMaster International Limited Liability Company all of the Company's interest in a dairy operation in the Republic of Kazakhstan, certain equipment and other assets owned by or being purchased by the Company for use in the dairy operation in Kazakhstan, and other interests, rights and opportunities that the Company has with respect to food-related projects in the former Soviet Union.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      Exhibit              Description             Sequentially Numbered Page
         -------              -----------             --------------------------

         2        Limited Liability Company Agreement
                   of FoodMaster International, L.L.C.


         99       Press Release issued by the Company on March 3, 1997



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 1997                  Developed Technology Resource, Inc.



                                      By: /s/ Lydia L. Bauer
                                          -------------------------------
                                          Lydia L. Bauer
                                          Chief Financial Officer